AMENDMENT NO. 1
TO THE
INVESTMENT SUB-ADVISORY AGREEMENT


       This AMENDMENT NO. 1 to the INVESTMENT SUB-
ADVISORY AGREEMENT (Amendment) is dated as of February 1,
2016, by and between THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY, a Texas life insurer (the Adviser), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
(as successor in interest to American Century Global Investment Management, Inc.), a Delaware corporation (the Subadviser).

WITNESSETH:

       WHEREAS, the Adviser and VALIC Company I, a Maryland corporation (the Company), have entered into an Investment Advisory Agreement dated as of January 1, 2002 (the Advisory Agreement), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Company; and

	WHEREAS, the Company is registered under the Investment
Company Act of 1940, as amended (the Act), as an open-end management investment company; and

       WHEREAS, the Adviser and the Subadviser are parties to an Investment Sub-Advisory Agreement dated April 27, 2010, as amended from time to time (the Subadvisory Agreement), pursuant to which the Subadviser furnishes investment advisory services to the investment series of the Company, as listed on Schedule A to the Subadvisory Agreement; and

	WHEREAS, the Adviser and the Subadviser wish to amend and restate Schedule A to the Subadvisory Agreement as attached hereto.

       NOW, THEREFORE, the parties hereby agree as follows:

       1.	Schedule A to the Subadvisory Agreement is hereby
amended and restated as attached hereto.

       2.	This Amendment may be executed in two or more
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

       3.	Except as expressly supplemented, amended or
consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

       4.	Capitalized terms used but not defined herein shall
have the meanings assigned to them in the Subadvisory Agreement.

       [Remainder of Page Intentionally Left Blank]


IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.


				THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY



By: 	/s/ Thomas M. Ward
		Name:	Thomas M. Ward
		Title:	Vice President - Investments


AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.



By: 	/s/ Otis H. Cowan
		Name:	Otis H. Cowan
		Title:	Vice President



SCHEDULE A

Effective February 1, 2016

SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion as follows:

Covered Fund
Fee


Growth Fund
0.32% on the first $500 million
0.30% on the next $500 million
0.28% thereafter

International Growth Fund
0.48% on the first $250 million
0.46% on the next $250 million
0.44% thereafter